Exhibit 99.1

                                 [COMPANY LOGO]


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                                                   Stephanie Prince/ Ian Hirsch
                                                   Morgen-Walke Associates, Inc.
                                                   212-850-5600


                      ION NETWORKS EXPANDS MANAGEMENT TEAM
                         Cameron Saifi named EVP and COO
                         David Arbeitel named VP and CTO

Piscataway,  New Jersey  October 24, 2001 - ION Networks  Incorporated  (Nasdaq:
IONN), THE PROACTIVE NETWORK INFRASTRUCTURE MANAGEMENT COMPANYSM and a leader in performance analysis and restoration, today announced that the Board of Directors has appointed Cameron Saifi as Executive Vice President and Chief Operating Officer, and David Arbeitel as Vice President and Chief Technology Officer.

"We are extremely excited to announce the expansion of our management team," said Kam Saifi, Chief Executive Officer. "I have had the opportunity to work with Cameron and David in the past and both are intelligent, hard working, results-oriented professionals. Their talents will be a necessary component towards the execution of ION's strategy and vision, and I am confident that we have a team in place to move the company forward."

Cameron Saifi, 40, brings over 16 years of diversified experience in building and managing successful operations. Most recently before joining ION, Cameron served as the President, COO & Co-Founder of Internet Refinery, a provider of collaborative commerce and business intelligence technology for Business-to-Business applications. Previously, Mr. Saifi served as Senior Vice President and Chief Operating Officer for Avesta Technologies, where he was instrumental in the development and the growth of the company from the early start up stage through its acquisition by Visual Networks (Nasdaq: VNWK). In his capacity at Avesta, he built and managed the core units within the organization, including Finance, Legal, Human Resources, Sales Operations, Customer Service, Information Technologies, Professional Services and Customer Support.

Prior to Avesta Technologies, he served as a Senior Manager at MFS Network Technologies, an operating unit of MFS Communications, where he was responsible for the company's major

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ION Networks, Inc.                                                        Page 2


projects in the New York metro area. Mr. Saifi also spent 12 years in various general management and engineering positions. Mr. Saifi holds a B.S. in mechanical engineering from Rutgers University.

David Arbeitel, 40, brings over 18 years of experience in engineering solutions for managing Telco, ISP and Enterprise networks. Additionally, he possesses a broad background in leading product and technology strategy organizations. Mr. Arbeitel will be responsible for leading the overall product and technology strategy for ION Networks.

Prior to ION Networks, Mr. Arbeitel was a Vice President and Chief Technology Officer at Visual Networks, a leading service management vendor, where he was responsible for product strategy and research. Mr. Arbeitel was one of the founders of Avesta Technologies where he was Senior Vice President and Chief Technology Officer, heading up product strategy. Mr. Arbeitel was a key senior management leader at Avesta from its inception through its merger with Visual Networks. Earlier in his career, Mr. Arbeitel held management and engineering positions with Morgan Stanley, Shearson Lehman Brothers, Amerada Hess and RCA-American Communications.

Mr. Arbeitel has been a leading presenter at major industry events including Networld+Interop, COMDEX, CA World, and the HP OpenView Forum. The products he has managed have received several major awards such as N+I Best of Show finalist, Data Communications Hot Product of the Year and Network World Bakeoff Winner. Mr. Arbeitel has a B.E. in Electrical Engineering from Stevens Institute of Technology. He also has an M.S. in Electrical Engineering and an M.B.A. from Boston University.

About ION Networks
ION Networks is a leading developer and manufacturer of software and hardware based solutions for secure network infrastructure management and automated performance analysis and restoration. Based in Piscataway, NJ, the Company has installed systems worldwide from its six direct sales offices in the U.S., its wholly owned subsidiaries in Livingston, Scotland and Antwerp, Belgium, and its distribution networks on four continents. it's about availabilitySM

This press release contains information which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by certain risks and uncertainties described in the Company's filings with the Securities and Exchange Commission. The Company's actual results could differ materially from such forward-looking statements.
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